Exhibit 99.1

EA TO ACQUIRE BIOWARE CORP. AND PANDEMIC STUDIOS

Leaders in RPG, Action and Adventure Genres

Ten Franchises in Development – Six Wholly Owned

REDWOOD CITY, Calif., October 11, 2007 – Electronic Arts Inc. (NASDAQ:ERTS) today announced an agreement with Elevation Partners to acquire VG Holding Corp. — the owner of both BioWare Corp. and Pandemic Studios. This acquisition gives EA a strong competitive position in key genres in interactive entertainment: action, adventure and role-playing games. The two studios have been recognized for creating some of the highest-quality games in the industry.

BioWare Corp. and Pandemic Studios have ten franchises under development, including six wholly owned games. BioWare Corp. is currently developing the highly anticipated Mass Effect, which will be published by Microsoft in November, and is in the early development stages of a massively multiplayer online game. Pandemic Studios is redefining open-world games with its upcoming Mercenaries 2: World in Flames™ and Saboteur™, in addition to several unannounced projects.

Pandemic Studios and BioWare Corp. employ roughly 800 people across four studios located in Edmonton, Canada; Los Angeles; Austin; and Brisbane, Australia.

“These are two of the most respected studios in the industry and I’m glad to be working with them again. They’ll make a strong contribution to our strategic growth initiatives on quality, online gaming and developing new intellectual properties,” said John Riccitiello, EA’s Chief Executive Officer. “We also expect this will drive long-term value for our shareholders.”

Pandemic Studios is led by Andrew Goldman, Josh Resnick and Greg Borrud. BioWare Corp. is jointly led by Greg Zeschuk and Ray Muzyka. These teams will join the EA™ Games Label run by Frank Gibeau, President of EA Games.

“Pandemic Studios remains focused on attracting the best talent and creating blockbuster action games,” said Josh Resnick, President and Co-founder of Pandemic Studios. “As a worldwide publishing leader, EA represents the ideal partner to bring our titles to market as global entertainment events.”

“We are truly excited by John Riccitiello’s new vision for EA,” said Ray Muzyka, Co-founder and CEO of BioWare Corp. “This vision is consistent with BioWare’s focus on crafting the highest quality story-driven games in the world. It will enable us to further the careers of the passionate, creative and hard working teams at BioWare Edmonton and BioWare Austin.”

EA will pay up to $620 million in cash to the stockholders of VG Holding Corp. and will issue up to an additional $155 million in equity to certain employees of VG Holding Corp., which will be subject to time-based or performance-based vesting criteria. EA will also assume outstanding VG Holding Corp. stock options. In addition, EA has agreed to lend VG Holding Corp. up to $35 million through the closing of the acquisition.

Transaction and Financial Information

•	The acquisition is subject to customary closing conditions, including regulatory approvals.

•	The transaction is expected to close in January 2008.

•

On a GAAP basis, the acquisition is expected to be dilutive to EA’s fiscal 2008 results by approximately $0.30 to $0.40 due to non-recurring acquisition-related charges, stock-based compensation and amortization of intangible assets. This amount is a preliminary estimate based on currently-available information and is subject to change.

•

On a non-GAAP basis, the acquisition is expected to be dilutive to EA’s fiscal 2008 fourth quarter results by approximately $0.05. This amount is a preliminary estimate based on currently-available information and is subject to change.

Acquisition Conference Call

Electronic Arts will host a conference call today at 2:00 pm Pacific Time / 5:00 pm Eastern Time to discuss the transaction. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through a dial-in number at (877) 856-1956, access code 220497, or via webcast at http://investor.ea.com.

A dial-in replay of the conference call will be provided until October 18, 2007 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Second Quarter Conference Call

Electronic Arts Inc. will release its results for the second quarter of fiscal year 2008 after the close of market on Thursday, November 1, 2007. In conjunction with this release, Electronic Arts will host a conference call at 2:00 pm Pacific Time / 5:00 pm Eastern Time to review its results for the second fiscal quarter, discuss its outlook for the future, and may disclose other material developments affecting its business and/or financial performance. Listeners may access the conference call live through a dial-in number at (877) 723-9518, access code 220497, or via webcast at http://investor.ea.com.

A dial-in replay of the conference call will be provided until November 8, 2007 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is the world's leading interactive entertainment software company. Founded in 1982, the company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, cellular handsets and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA SPORTS BIGTM and POGOTM. In fiscal 2007, EA posted revenue of $3.09 billion and had 24 titles that sold more than one million copies. EA's homepage and online game site is www.ea.com. More information about EA's products and full text of press releases can be found on the Internet at http://info.ea.com.

EA, EA SPORTS, EA SPORTS BIG and POGO are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. ™, ®, and Nintendo DS are trademarks of Nintendo.

About Pandemic Studios

With a long series of top-selling, critically acclaimed game releases, Pandemic Studios is a premier developer of console and PC entertainment. Over its nine year history, Pandemic Studios has established a reputation for producing award-winning, cutting-edge original content and enhancing the value of existing intellectual properties. Recent hits include sales-record setters Star Wars Battlefront™, Star Wars Battlefront™ II, and three original Pandemic-created IPs: Mercenaries™, Destroy All Humans™, and Full Spectrum Warrior™. In addition to the recently released Destroy All Humans® 2, Pandemic Studios is developing a number of new, original titles for next-generation platforms including Mercenaries 2: World in Flames™ and Saboteur™ at its Los Angeles and Brisbane studio locations. For more information on Pandemic Studios and its games, please visit www.pandemicstudios.com.

About BioWare

BioWare Corp. is an electronic entertainment company which develops computer, console, handheld and online video games focused on rich stories and memorable characters. Since 1995, BioWare has created some of the world's best-selling titles including the award-winning Baldur's Gate™ and Neverwinter Nights™ series, as well as the 2003 Game of the Year, Star Wars®: Knights of the Old Republic™. Original BioWare-created IPs include the 2005 RPG of the Year, Jade Empire™, with next-generation titles Mass Effect™ and Dragon Age™ currently in development. Mass Effect will ship to retailers throughout North America on November 20, 2007. The game has received more than 50 awards, including the 2007 Game Critics Awards for “Best Console Game” and “Best RPG” at the Electronic Entertainment Expo. With studios in Edmonton, Canada, and Austin, Texas, BioWare is also hard at work on a new title for the Nintendo DS™ based on Sonic the Hedgehog, as well as several unannounced projects including a massively multiplayer online game. For more information on BioWare, visit www.bioware.com.

BioWare, BioWare Corp., Mass Effect, Dragon Age and Jade Empire are trademarks or registered trademarks owned by BioWare Corp. in the U.S. and other countries.

All other trademarks and copyrights are the property of their respective owners. All rights reserved.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Some statements set forth in this press release, including those regarding EA’s proposed acquisition of VG Holding, the creation of long-term value for EA’s shareholders, the expected impact of the acquisition on EA’s and VG Holding’s strategic and operational plans, and the expected impact on EA’s financial results, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the ability to attract and retain key personnel; the receipt of necessary regulatory approvals, including under applicable antitrust laws; the possibility that the transaction will not close or that the closing may be delayed; the effect of the announcement of the acquisition on EA’s and VG Holding’s strategic relationships, operating results and business generally, including the ability to retain key employees; EA’s ability to successfully integrate VG Holding’s operations and employees; the valuation and amortization of VG Holding’s intangible assets; general economic conditions; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of EA’s products; competition in the interactive entertainment industry; EA’s ability to manage expenses during fiscal year 2008; the availability of an adequate supply of video game hardware units; EA’s ability to predict consumer preferences among competing hardware platforms; EA’s ability to secure licenses to valuable entertainment properties on favorable terms; changes in EA’s effective tax rates; adoption of new accounting regulations and standards; potential regulation of EA’s products in key territories; developments in the law regarding protection of EA’s products; fluctuations in foreign exchange rates; and other factors described in EA’s SEC filings (including EA’s Annual Report on Form 10-K for the year ended March 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007). If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, EA’s and/or VG Holding’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. These forward-looking statements speak only as of the date of this press release. EA assumes no obligation to update these forward-looking statements.

For additional information, please contact:

For Electronic Arts:
Tricia Gugler	Jeff Brown
Director, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
tgugler@ea.com	jbrown@ea.com

For Elevation Partners:

Sard Verbinnen & Co

Paul Kranhold or Ron Low

415-618-8750